UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2005

(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Dominion Way

Thomasville, North Carolina 27360

(Address of principal executive offices)

(Zip Code)

(336) 889-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Revolving Credit Agreement

Old Dominion Freight Line, Inc. (the “Company”) entered into a five-year $110,000,000 senior unsecured revolving credit agreement (the “Credit Agreement”) dated September 22, 2005 with Wachovia Bank, National Association as administrative agent, Bank of America, N.A. and Branch Banking and Trust Company (collectively, the “Lenders”). This Credit Agreement replaces the Company’s three-year $80,000,000 senior unsecured revolving credit agreement dated June 30, 2003, as amended, with the Lenders, which was terminated on September 22, 2005. The following description is a summary of the material terms and conditions of the Credit Agreement. This summary is not intended to be complete, and is qualified in its entirety by reference to the Credit Agreement included as Exhibit 4.8 to this report and incorporated herein by reference. The definition of capitalized terms in the following description, if not so defined, may be found in the Credit Agreement.

Of the $110,000,000 in line of credit commitments provided by the Lenders, $65,000,000 may be used for letters of credit and $10,000,000 may be used for Swingline borrowings under Wachovia Bank’s sweep program. The sweep program is a daily cash management tool that automatically initiates borrowings to cover overnight cash requirements or initiates overnight investments for excess cash balances. In addition, the Company shall have the right, at any time and from time to time after the closing date by written notice to and in consultation with the administrative agent, to request an increase in the aggregate Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Commitments then in effect, by adding one or more Persons that are not already Lenders as a Lender, or a combination thereof; provided that: (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000; (ii) immediately after giving effect to any Commitment Increase, the aggregate Commitments shall not exceed $160,000,000 and the aggregate of all Commitment Increases effected shall not exceed $50,000,000; (iii) no Default or Event of Default shall have occurred and be continuing on the applicable Commitment Increase Date or shall result from any Commitment Increase; (iv) immediately after giving effect to any Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower shall be in compliance with the financial covenants contained in Article VII of the Credit Agreement; and (v) the Borrower shall give the existing Lenders the right of first refusal for participating in any such Commitment Increase. No Lender shall have an obligation to increase its respective Commitments.

At the Company’s option, loans under the Credit Agreement shall bear interest at (i) the higher of Wachovia Bank’s prime rate or the federal funds rate plus 0.5% per annum (the “Base Rate”); (ii) the adjusted LIBOR Rate plus the Applicable Margin Percentage for LIBOR Loans in effect at such time as determined in accordance with the pricing grid set forth in the Credit Agreement; or (iii) the adjusted LIBOR Market Index Rate plus the Applicable Margin Percentage for LIBOR Market Index Loans in effect at such time, as determined in accordance with the pricing grid set forth in the Credit Agreement. All Swingline loans will bear interest at the LIBOR Market Index Rate. LIBOR is the London Interbank Offered Rate for corresponding deposits of U.S. Dollars for interest periods of one, two, three or six months, subject to availability, as selected by the Company and as quoted to the administrative agent. The LIBOR Market Index Rate is the rate for one-month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m. (London time) and as quoted to the administrative agent. The LIBOR Margin is 0.75% until the first Adjustment Date and thereafter shall range from 0.625% to 1.25% depending upon the Company’s Consolidated Debt to Consolidated Total Capitalization ratio. Interest shall be calculated on an actual/360-day basis for LIBOR Loans and shall be payable at the end of each applicable interest period or at three-month intervals, if such interest period is six months or longer. Interest shall be calculated on an actual/365/366-day basis and shall be payable quarterly in arrears for loans bearing interest at the Base Rate or the LIBOR Market Index Rate.

Commitment fees ranging from 0.125% to 0.25%, as determined in accordance with the pricing grid set forth in the Credit Agreement, shall be charged on the aggregate unutilized portion of the Credit Agreement, payable quarterly in arrears to the administrative agent for the ratable benefit of the Lenders and calculated on an actual/360-day basis and commencing on the execution date of the Credit Agreement. Letter of credit fees equal to the Applicable Margin Percentage for LIBOR Loans in effect on the daily average aggregate Stated Amount of all letters of credit shall be payable quarterly in arrears to the administrative agent for the ratable benefit of the Lenders and calculated on an actual/360-day basis. The commitment fees and letter of credit fees are 0.15% and 0.75%, respectively, until the first Adjustment Date. In addition, the Company will pay a facing fee with respect to each letter of credit in an amount equal to 0.125% of the daily average aggregate Stated Amount thereof, payable quarterly in arrears to Wachovia Bank for its own account as issuer of letters of credit and calculated on an actual/360-day basis.

The Credit Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a maximum Consolidated Debt to Consolidated Total Capitalization ratio (not to be more than 0.60 to 1.00) and a minimum Fixed Charge Coverage Ratio (not to be less than 2.00 to 1.00). Other covenants include, but are not limited to, mergers and consolidations, additional indebtedness, limitations on liens, disposition of assets, investments, restricted payments and transactions with affiliates.

The Credit Agreement contains customary events of default, including, but not limited to, nonpayment of principal, any reimbursement obligation or any interest on any Loan or any fees or other Obligations; violation of covenants or other terms of the Credit Agreement; inaccuracy of representations and warranties; cross-defaults to other indebtedness having an aggregate principal amount of at least $10,000,000; certain bankruptcy events; non-insured judgments in excess of $10,000,000; certain ERISA-related events; suspension or termination of material licenses or permits; certain environmental claims, certain governmental liens and if the Company ceases to be solvent or materially changes the conduct of its business. Upon and at any time after the occurrence and during the continuance of any Event of Default, the administrative agent shall at the direction or with the consent of the Required Lenders, take any or all of the following actions at the same or different times: (a) declare the Commitments, the Swingline Commitment and the Issuing Lender’s obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate; (b) declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under the Credit Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are knowingly and expressly waived by the Company; (c) direct the Company to deposit with the administrative agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the administrative agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.8 of the Credit Agreement; and (d) exercise all rights and remedies available to it under the Credit Agreement, the other Credit Documents and applicable law.

The Company intends to use the proceeds of the Loans made under the Credit Agreement (i) first, to repay the Terminating Senior Indebtedness in full (other than the Existing Letters of Credit); (ii) second, to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated by the Credit Agreement; and (iii) thereafter, for working capital, the issuance of Letters of Credit, and general corporate purposes and in accordance with the terms and provisions of the Credit Agreement.

The Company has normal banking relationships with the Lenders.

Second Amendment to Loan Agreement

On September 22, 2005, Old Dominion Freight Line, Inc. (the “Company”) and First Union Commercial Corporation (“First Union”) entered into a Second Amendment (the “Amendment”) to the Loan Agreement dated July 10, 2002 between the Company and First Union (the “Loan Agreement”). The Amendment amended the Loan Agreement by replacing Section 15 of the Loan Agreement with a new Section 15 to incorporate the financial covenants of the Company’s five-year $110,000,000 senior unsecured revolving credit agreement dated September 22, 2005. The Loan Agreement previously incorporated the financial covenants of the Company’s three-year $80,000,000 senior unsecured revolving credit agreement dated June 30, 2003, as amended, with the Lenders, which was terminated on September 22, 2005.

Item 1.02. Termination of a Material Definitive Agreement

On September 22, 2005, Old Dominion Freight Line, Inc. (the “Company”) terminated its three-year $80,000,000 senior unsecured revolving credit agreement (the “Prior Agreement”) dated June 30, 2003, as amended, with Wachovia Bank, National Association as administrative agent, Bank of America, N.A. and Branch Banking and Trust Company (collectively, the “ Prior Lenders”). The Company terminated the Prior Agreement subsequent to entering into a five-year $110,000,000 senior unsecured revolving credit agreement dated September 22, 2005 with the Prior Lenders.

Of the $80,000,000 in line of credit commitments provided by the Prior Lenders, $40,000,000 was available for letters of credit and $10,000,000 was available for Swingline borrowings under Wachovia Bank’s sweep program.

At the Company’s option, loans under the Prior Agreement bore interest at (i) an Applicable Margin Percentage for Base Rate Loans, in effect at such time as determined in accordance with the pricing grid set forth in the Prior Agreement, plus the higher of Wachovia Bank’s prime rate or the federal funds rate plus 0.5% per annum; or (ii) the LIBOR Rate plus the Applicable Margin Percentage for LIBOR Loans (the “Adjusted LIBOR Rate”) in effect at such time as determined in accordance with the pricing grid set forth in the Prior Agreement. The Applicable Margin Percentage for Base Rate Loans ranged from

0.00% to 0.25% and for LIBOR Loans ranged from 0.75% to 1.25% depending upon the Company’s ratio of adjusted debt to capital. All Swingline loans bore interest at the rate applicable to Base Rate Loans under the Prior Agreement.

Commitment fees ranging from 0.20% to 0.30%, as determined in accordance with the pricing grid set forth in the Prior Agreement, were charged on the aggregate unutilized portion of the Credit Agreement and were payable quarterly in arrears to the administrative agent for the ratable benefit of the Prior Lenders. Letter of credit fees equal to the Applicable Margin Percentage for LIBOR Loans in effect on the daily average aggregate Stated Amount of all letters of credit were payable quarterly in arrears to the administrative agent for the ratable benefit of the Prior Lenders and ranged from 0.75% to 1.25%. In addition, the Company paid a facing fee with respect to each letter of credit in an amount equal to 0.125% of the daily average aggregate Stated Amount thereof, payable quarterly in arrears to Wachovia Bank for its own account as issuer of letters of credit.

The Prior Agreement contained terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants required the Company to maintain a minimum ratio of adjusted debt to capital (not to be more than 0.6 to 1.0), a minimum fixed charge coverage ratio (not to be less than 1.5 to 1.0) and a minimum consolidated tangible net worth (not to be less than $197,913,000 plus 50% of the Aggregate Consolidated Net Income, if positive). Other covenants included, but were not limited to, mergers and consolidations, additional indebtedness, limitations on liens, disposition of assets, investments, restricted payments and transactions with affiliates. The Prior Agreement also contained customary events of default.

The Company repaid $20,000,000 of outstanding LIBOR Loans, including interest, at termination with proceeds from new Loans made under the five-year $110,000,000 senior unsecured revolving credit agreement dated September 22, 2005 without penalty, as the Prior Lenders waived all applicable fees. Therefore, the Company did not incur any early termination penalties or material fees as a result of terminating the Prior Agreement.

The Company had normal banking relationships with the Lenders.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
4.6.12	Second Amendment to the Loan Agreement between First Union Commercial Corporation and Old Dominion Freight Line, Inc., dated September 22, 2005

4.8	Credit Agreement among Wachovia Bank, National Association, as Agent, Bank of America, N.A, Branch Banking & Trust Company and Old Dominion Freight Line, Inc., dated September 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III Vice President - Controller (Principal Accounting Officer)

Date: September 28, 2005

EXHIBIT INDEX

TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
4.6.12	Second Amendment to the Loan Agreement between First Union Commercial Corporation and Old Dominion Freight Line, Inc., dated September 22, 2005

4.8	Credit Agreement among Wachovia Bank, National Association, as Agent, Bank of America, N.A., Branch Banking & Trust Company and Old Dominion Freight Line, Inc., dated September 22, 2005